                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement             / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

/X/ Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             LAFARGE CORPORATION
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

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/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, schedule or registration statement no.:

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(3) Filing party:

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(4) Date filed:

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

                              LAFARGE CORPORATION
                           11130 SUNRISE VALLEY DRIVE
                             RESTON, VIRGINIA 22091

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 7, 1996

     Notice is hereby given that the annual meeting of stockholders of Lafarge Corporation (the "Company") will be held on Tuesday, May 7, 1996 at 9:00 a.m., local time, at The Ritz-Carlton, 1700 Tysons Boulevard, McLean, VA 22102, for the following purposes:

          (1) To elect a Board of Directors for the ensuing year;

          (2) To ratify the appointment of Arthur Andersen LLP as auditors to audit the financial statements of the Company for the fiscal year ending December 31, 1996; and

          (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of record of the Voting Stock and Common Stock of the Company at the close of business on March 8, 1996 are entitled to notice of and to vote at the meeting or any adjournment thereof. Holders of record of Exchangeable Preference Shares of Lafarge Canada Inc. ("LCI"), a subsidiary of the Company, are entitled to voting rights in the Company through a trust that holds shares of the Voting Stock of the Company.

     A record of the Company's activities and consolidated financial statements for the fiscal year ended December 31, 1995 are contained in the enclosed 1995 Annual Report.

Dated: March 25, 1996
                                           By Order of the Board of Directors,
                                               DAVID C. JONES
                                           Vice President--Legal
                                           Affairs and Secretary

                             ---------------------

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU DO ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                              LAFARGE CORPORATION
                           11130 SUNRISE VALLEY DRIVE
                             RESTON, VIRGINIA 22091

                                PROXY STATEMENT

INTRODUCTION

     The enclosed proxy is solicited by the Board of Directors of Lafarge Corporation ("Lafarge Corp." or the "Company") for use at the annual meeting of stockholders of the Company (the "Meeting") to be held at the time and place and for the purposes set forth in the foregoing notice.

     Shares represented by a proxy in the form enclosed, duly signed, dated and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given, but in the absence of directions to the contrary, such shares will be voted for the election of the Board's nominees for director and in favor of the other proposals set forth in the foregoing notice. Any stockholder of the Company may revoke his or her proxy, at any time before it has been exercised, by notice in writing to the Secretary of the Company. Any holder of exchangeable preference shares (the "Exchangeable Shares") of Lafarge Canada Inc. ("LCI"), a subsidiary of the Company, may revoke his or her voting instructions to the Montreal Trust Company (the "Trustee"), at any time before the Trustee has acted upon such instructions, by notice in writing to the Trustee.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain officers and employees of the Company, who will receive no additional compensation for their services, may solicit proxies in person or by telephone or telegraph.

     The approximate date on which this proxy statement and the form of proxy are first being sent to stockholders is March 25, 1996.

VOTING SECURITIES

     The securities with voting rights in the Company which were outstanding at March 8, 1996, the record date, consisted of 60,999,014 shares of common stock (the "Common Shares") and 8,499,924 shares of voting stock (the "Voting Stock") of the Company. The Company has deposited shares of Voting Stock in trust under an arrangement which entitles each holder (other than LCI and the Company) of Exchangeable Shares to vote at meetings of stockholders of the Company on the basis of one vote in the Company for each whole Common Share for which the Exchangeable Shares held by such holder are then exchangeable. Exchangeable Shares are presently exchangeable, at the option of the holder, into Common Shares on a one for one basis. Each holder of record of Common Shares or Exchangeable Shares (collectively, the "Voting Securities") is entitled to one vote for each such share of capital stock so held, with all stockholders voting together as a single class.

     Each holder of shares of any class of Voting Securities is entitled to one vote for each share owned of record on the record date; provided, however, that any bona fide transferee of Exchangeable Shares after the close of business on such record date shall be entitled to instruct the Trustee with respect to the exercise of the voting rights pertaining to such shares or to attend the annual meeting of stockholders of the Company and to personally exercise such voting rights if, not later than ten business days prior to such meeting, such transferee delivers written notice to the Trustee of his or her intention to so instruct the Trustee or to so attend and vote and, within five business days of such meeting, produces for inspection by the Trustee at its principal corporate trust office in Montreal, Quebec, properly endorsed certificates for such shares, or otherwise establishes to the satisfaction of the Trustee that he or she is the bona fide owner of such shares.

     The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is necessary for the election of a director. For purposes of the election of directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

     The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is necessary for ratification of the appointment of independent auditors. For purposes of the vote regarding independent auditors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of March 8, 1996, information with respect to stockholders who were known to be beneficial owners of more than five percent of any class of Voting Securities.

                                                                         AMOUNT AND NATURE
                                                                           OF BENEFICIAL       PERCENT
       TITLE OF CLASS           NAME AND ADDRESS OF BENEFICIAL OWNER         OWNERSHIP         OF CLASS
----------------------------    -------------------------------------    -----------------     --------
Common Stock(1)                 Lafarge S.A.                                 37,516,497(2)       53.5%
                                61-63 rue des Belles Feuilles
                                76116 Paris France
Common Stock                    FMR Corp.(3)                                  7,358,392(3)       10.6%
                                82 Devonshire Street
                                Boston, Massachusetts 02109

---------------

(1) Under the rules and regulations of the Securities and Exchange Commission, a "beneficial owner" is defined generally as any person who, directly or indirectly, has or shares voting power or investment power with respect to a security, and a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Accordingly, the table includes Exchangeable Shares, which are presently exchangeable at the option of the holder into Common Shares on a one for one basis, and Common Shares which Lafarge S.A. has the right to acquire upon conversion of its Lafarge Corporation 7% Convertible Subordinated Debentures Due 2013 in accordance with the terms thereof. In addition, any securities not outstanding but which may be so acquired are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Holders of Exchangeable Shares (other than LCI and the Company) have voting rights in the Company through a trust holding shares of the Voting Stock and are entitled to direct the voting of one share of Voting Stock for each Exchangeable Share held.

(2) Includes 21,937,509 Common Shares held of record by Lafarge (U.S.) Holdings, a New York trust in which Lafarge S.A. owns 100% of the beneficial interest ("Lafarge Holdings"), 14,338,945 Common Shares held of record by Paris-Zurich Holdings, a New York trust in which the beneficial owners are Lafarge Holdings and Cementia Holding A.G., a Swiss corporation and a majority-owned subsidiary of Lafarge S.A. and additional Voting Securities held by certain other affiliates of Lafarge S.A. Also included are 677,966 Common Shares which Lafarge Holdings has the right to acquire upon conversion of its Lafarge Corporation 7% Convertible Subordinated Debentures Due 2013 in accordance with the terms thereof.

(3) This information is based upon a Schedule 13G dated February 14, 1996 filed with the U.S. Securities and Exchange Commission and received by the Company. The Schedule 13G reports beneficial ownership by FMR Corp. of 7,358,392 shares, with sole power to dispose or direct the disposition of all of these shares, but with sole power to vote or direct the vote for 757,800 of these shares. The Schedule 13G further reports that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares, and that the interest of one person, Fidelity Magellan Fund, an investment company registered under the Investment Company Act of 1940, in the Common

    Shares beneficially owned by FMR Corp. amounted to 5,691,048 shares, or 9.4% of the total outstanding Common Shares at December 31, 1995.

     On November 1, 1993, Lafarge S.A. and the Company entered into an option agreement (the "Option Agreement") intended to enable Lafarge S.A. to maintain its existing margin of voting control in the event of future issuances by the Company of its voting securities. The Option Agreement grants the Lafarge S.A. Group the right, until October 31, 2003, to purchase from the Company additional voting securities. The Option Agreement is essentially a renewal of an option agreement between Lafarge S.A. and the Company dated October 31, 1983 and which expired on October 31, 1993. The Option Agreement was approved by the vote of the independent directors of the Company (being those directors who have no affiliation with Lafarge S.A.) based upon the business advantages for the Company which result from Lafarge S.A.'s majority ownership of the Company. Lafarge S.A. has informed the Company that it presently intends to maintain ownership of a majority of the outstanding Voting Securities and to control the election of the Board of Directors.

     Lafarge S.A. is a public company whose voting securities are traded on various European securities exchanges (in 1995, its name was changed from Lafarge Coppee S.A. to Lafarge S.A.). In the opinion of Lafarge S.A.'s directors and its management, Lafarge S.A. is controlled by its Board of Directors. The Lafarge Group is principally engaged in the manufacture and sale of cement, concrete aggregates, gypsum and specialty materials. The activities of the Lafarge Group are carried out in numerous countries in Western Europe, North America, South America, Africa, Eastern Europe and most recently China.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 8, 1996, the beneficial ownership of the Company's Common Shares by each of the Company's current directors who are standing for reelection, nominees for directors, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group, based upon information obtained from such persons:

                                                           BENEFICIAL OWNERSHIP       BENEFICIAL OWNERSHIP
                                                             OF THE COMPANY'S           OF LAFARGE S.A.
                                                             COMMON SHARES(1)           COMMON STOCK(2)
                                                          ----------------------     ----------------------
                                                           NUMBER       PERCENT       NUMBER       PERCENT
        NAME                       POSITION               OF SHARES     OF CLASS     OF SHARES     OF CLASS
--------------------    ------------------------------    ---------     --------     ---------     --------
Thomas A. Buell         Current director and nominee         6,000(3)      *                0         *
Marshall A. Cohen       Current director and nominee         7,000(4)      *                0         *
Bertrand P. Collomb     Current director and nominee       118,928(5)      *           89,657(6)      *
Bernard L. Kasriel      Current director and nominee         6,000(7)      *           44,938(8)      *
Jacques Lefevre         Current director and nominee         6,100(7)      *           44,748(9)      *
Paul W. MacAvoy         Current director and nominee         5,000(10)     *                0         *
Claudine B. Malone      Current director and nominee         1,750(11)     *                0         *
Alonzo L. McDonald      Current director and nominee         7,500(12)     *                0         *
David E. Mitchell       Current director and nominee        11,652(7)      *                0         *
Robert W. Murdoch       Current director and nominee       113,100(13)     *            1,536         *
Bertin F. Nadeau        Current director and nominee         7,000(14)     *                0         *
John M. Piecuch         Current director and nominee;       83,351(15)     *            9,940(16)     *
                          former executive officer
John D. Redfern         Current director and nominee        21,730(7)      *              559         *
Joe M. Rodgers          Current director and nominee         7,500(17)     *                0         *
Ronald D. Southern      Current director and nominee         7,130(18)     *                0         *
Edward H. Tuck          Current director and nominee         6,500(7)      *                0         *
Michel Rose             Current director and nominee;       48,750(19)     *            7,432(20)     *
                          executive officer
Edward T. Balfe         Executive officer                   56,951(21)     *            2,200(22)     *
Jean-Pierre Cloiseau    Former executive officer            71,047(23)     *            2,640(24)     *
Duncan Gage             Executive officer                   44,905(25)     *            2,200(26)     *
Thomas W. Tatum         Executive officer                   44,902(27)     *            2,200(28)     *
Share ownership of all 30 directors and executive          866,407(29)     *          218,711(30)     *
  officers of the Company as a group

---------------
  *  Less than 1%

 (1) Unless otherwise indicated, all shares are directly owned. Under the rules and regulations of the Securities and Exchange Commission, a "beneficial owner" is defined generally as any person who, directly or indirectly, has or shares voting power or investment power with respect to a security, and a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Accordingly, the table includes (a) Exchangeable Shares which are presently exchangeable at the option of the holder into Common Shares on a one for one basis; and (b) Common Shares and Exchangeable Shares covered by stock options that were exercisable on the record date or within 60 days thereafter. In addition, any securities not outstanding but which may be so acquired are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Holders of Exchangeable Shares have voting rights in the Company through a trust holding shares of the voting Stock and are entitled to direct the voting of one share of Voting Stock for each Exchangeable Share held.

 (2) Lafarge S.A. is the Company's "parent" as that term is defined in regulations promulgated under the Securities Exchange Act of 1934, as amended.

 (3) Includes 4,500 shares not outstanding but subject to currently exercisable options.

 (4) Includes 6,000 shares not outstanding but subject to currently exercisable options and 1,000 shares are owned by Adroit Investments Ltd., which is controlled by Mr. Cohen.

 (5) Includes 117,500 shares not outstanding but subject to currently exercisable options.

 (6) Includes 87,400 shares not outstanding but subject to currently exercisable options.

 (7) Includes 6,000 shares not outstanding but subject to currently exercisable options.

 (8) Includes 43,360 shares not outstanding but subject to currently exercisable options.

 (9) Includes 43,360 shares not outstanding but subject to currently exercisable options.

(10) Includes 3,000 shares not outstanding but subject to currently exercisable options.

(11) Includes 1,500 shares not outstanding but subject to currently exercisable options and 250 shares are owned by Financial & Management Consulting, Inc. which is controlled by Ms. Malone.

(12) Includes 500 shares owned by the McDonald Agape Foundation and 1,000 shares owned by the Alonzo L. McDonald Jr. Trust, both of which are controlled by Mr. McDonald, and 6,000 shares not outstanding but subject to currently exercisable options.

(13) Includes 111,000 shares not outstanding but subject to currently exercisable options.

(14) Includes 6,000 shares not outstanding but subject to currently exercisable options and 1,000 shares are owned by La Financiere Nadeau Ltd. which is controlled by Mr. Nadeau.

(15) Includes 82,000 shares not outstanding but subject to currently exercisable options.

(16) Includes 9,830 shares not outstanding but subject to currently exercisable options.

(17) Includes 6,000 shares not outstanding but subject to currently exercisable options and 1,500 shares are owned by JMR Investments which is controlled by Mr. Rodgers and his wife.

(18) Includes 6,000 shares not outstanding but subject to currently exercisable options and 1,130 shares are owned by Sentgraf Enterprises Ltd., which is controlled by Mr. Southern.

(19) These shares are not outstanding but are subject to currently exercisable options.

(20) Includes 7,400 shares not outstanding but subject to currently exercisable options and 32 shares owned by Mr. Rose's wife.

(21) Includes 55,500 shares not outstanding but subject to currently exercisable options.

(22) These shares are not outstanding but are subject to currently exercisable options.

(23) Includes 69,750 shares not outstanding but subject to currently exercisable options.

(24) Includes 2,530 shares not outstanding but subject to currently exercisable options.

(25) Includes 44,500 shares not outstanding but subject to currently exercisable options.

(26) These shares are not outstanding but are subject to currently exercisable options.

(27) Includes 43,750 shares not outstanding but subject to currently exercisable options.

(28) These shares are not outstanding but are subject to currently exercisable options.

(29) Includes 818,625 shares not outstanding but subject to currently exercisable options.

(30) Includes 210,640 shares not outstanding but subject to currently exercisable options.

                                ELECTION OF DIRECTORS

     The business and affairs of the Company are managed under the direction of the Board of Directors, which exercises all corporate powers of the Company and establishes broad corporate policies. When the Board is not in session, the executive committee may exercise the powers of the Board of Directors in the management of the business and affairs of the Company with specified limitations. The Executive Committee of the Board of Directors is presently composed of Bertrand P. Collomb, Bernard L. Kasriel, John D. Redfern and Michel Rose. The Board of Directors held four meetings in 1995. During 1995, Joe M. Rodgers and Ronald D. Southern each attended fewer than 75 percent of the aggregate of the number of meetings of the Board of Directors and the meetings of the committees on which he served.

     As permitted by the by-laws of the Company, the Board of Directors has also designated several other committees from its members, including a Board Governance Committee, a Management Development and

Compensation Committee and an Audit Committee. One of the functions of the Board Governance Committee is to recommend nominees for election as directors at the annual meeting of stockholders and to recommend candidates for election to fill vacancies on the Board if they occur. The Board of Directors considers and takes action upon the recommendations of the Board Governance Committee. Although this committee has no formal policy on the subject, the Board believes that any nominee recommended by a stockholder in writing to the Secretary of the Company with complete biographical data regarding the nominee would be considered by the Board Governance Committee. The Board Governance Committee is presently composed of Thomas A. Buell, Marshall A. Cohen, Bertrand P. Collomb, Claudine B. Malone, John D. Redfern and Edward H. Tuck. The Board Governance Committee met three times in 1995.

     At the annual meeting of stockholders, 17 directors are to be elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Holders of Voting Securities having the right to vote shall be entitled to vote each share of stock held on the record date for as many individuals as there are directors to be elected. Cumulative voting is not permitted.

     All duly submitted and unrevoked proxies will be voted for the nominees for director selected by the Board of Directors, except where authorization so to vote is withheld. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to cast votes for another person designated by the Board. Certain background information regarding the 17 nominees of the Board for directors of the Company is set forth below. Each of the nominees has consented to serve as a director if elected. All of the nominees are currently directors of the Company.

NAME, PRINCIPAL OCCUPATION, OTHER DIRECTORSHIPS AND AGE

THOMAS A. BUELL, Chairman of the Board of Weldwood of Canada Limited (diversified manufacturer of paper products). Mr. Buell has served in such capacity for more than five years. Mr. Buell, age 64, was President and Chief Executive Officer of Weldwood of Canada Limited from December 1987 to December 1992. He is also a director of Placer Dome Inc., B.C. Gas, Inc., Canadian Liquid Air and Swiss Bank Canada. He has served as a director of the Company since January 1, 1993.

MARSHALL A. COHEN, President and Chief Executive Officer and a director of The Molson Companies Limited (brewing, cleaning/sanitizing products and systems' suppliers and retail merchandising). Mr. Cohen, age 60, has served in such capacity since November 1, 1988. From October 1985 to October 1988, he was President of Olympia & York Enterprises Corporation and from October 1986 to October 1988 he was also Chairman of Gulf Canada Resources Limited, part of the Olympia & York group. He is also a director of Barrick Gold Corporation and American International Group, Inc. He has served as a director of the Company since 1991.

BERTRAND P. COLLOMB, Chairman of the Board of the Company and Chairman of the Board and Chief Executive Officer of Lafarge S.A. Mr. Collomb, age 53, has served as Chairman of the Board of the Company since January 1989 and as Chairman of the Board and Chief Executive Officer of Lafarge S.A. since August 1, 1989. He served as Vice Chairman of the Board and Chief Operating Officer of Lafarge S.A. from January 1989 to August 1, 1989. He was Vice Chairman of the Board and Chief Executive Officer of the Company and Senior Executive Vice President of Lafarge S.A. from 1987 until January 1989. He served as President and Chief Executive Officer of General Portland Inc. (a former subsidiary of the Company) ("GPI") from 1985 until January 1988, Executive Vice President of the Company from 1986 until 1987, and Executive Vice President of Lafarge S.A. from 1982 to 1987. He is also a director of the Canadian Imperial Bank of Commerce. He has served as a director of the Company since 1985.

BERNARD L. KASRIEL, Vice Chairman and, Chief Operating Officer of Lafarge S.A. Mr. Kasriel, age 49, has served as Vice Chairman and Chief Operating Officer of Lafarge S.A. since January 1, 1995. He was Managing Director of Lafarge S.A. from 1989 to 1994, was Senior Executive Vice President of Lafarge S.A. from March 1987 to August 1, 1989 and was Executive Vice President of Lafarge S.A. from 1982 until March 1987. He was also President and Chief Operating Officer of National Gypsum Company from June 1987 to July 1989 and was a director of that company from October 1993 to September 1995.

Mr. Kasriel is also a director of Sonoco Products Company. He has served as a director of the Company since 1989.

JACQUES LEFEVRE, Vice Chairman, Chief Operating Officer and Managing Director of Lafarge S.A. Mr. Lefevre, age 57, has served as Vice Chairman and Chief Operating Officer of Lafarge S.A. since January 1, 1995 and as Managing Director since August 1, 1989. He served as Senior Executive Vice President of Lafarge S.A. from 1987 to August 1, 1989 and as Executive Vice President of Lafarge S.A. from 1983 to 1987. He has served as a director of the Company since 1983.

PAUL W. MACAVOY, Williams Brothers Professor of Management Studies, Yale School of Management ("SOM"). Mr. MacAvoy, age 61, has been Williams Brothers Professor since 1991. He served as Dean of the Yale SOM from 1992 to 1994, as McLaughlin Visiting Professor of Business Administration, Amos Tuck School, Dartmouth College in 1991, as Lester Crown Visiting Professor, Yale SOM from 1990 to 1991 and as Dean and John M. Olin Professor of Public Policy, W.E. Simon Graduate School of Business Administration, University of Rochester from 1983 to 1991. Mr. MacAvoy is also a director of Alumax Inc., Chase Manhattan Bank, N.A., Chase Manhattan Corporation and Open Environment Corp. He has served as a director of the Company since 1993.

CLAUDINE B. MALONE, President of Financial & Management Consulting, Inc. Ms. Malone, age 59, has served in such capacity since 1982. Ms. Malone is also a director of Dell Computer Corp., Hannaford Bros. Co., Hasbro, Inc., Houghton Mifflin Company, The Limited Inc., Lowe's Companies, Mallinckroot Group Inc., Penn Mutual Life Insurance Co., SAIC Corp. and Union Pacific Resources Corporation. She has served as a director of the Company since May 1994.

ALONZO L. MCDONALD, Chairman and Chief Executive Officer of Avenir Group, Inc. (development bankers). Mr. McDonald has served in such capacity for more than five years. Mr. McDonald, age 67, is a director of Scientific-Atlanta, Inc. and C.A.E. Industries Ltd. He has served as a director of the Company since 1984.

DAVID E. MITCHELL, Chairman of the Board of Alberta Energy Company Ltd. (oil and gas projects). Mr. Mitchell became Chairman of the Board of Alberta Energy Company in January 1994 and previously he was President and Chief Executive Officer of such company from 1975 to 1993. Mr. Mitchell, age 69, is also a director of Air Canada, The Bank of Nova Scotia, Chieftain International, Inc., Continental Airlines, Inc. and Hudson's Bay Company. He has served as a director of the Company since 1985.

ROBERT W. MURDOCH, Corporate Director. Mr. Murdoch, age 54, was formerly President and Chief Executive Officer of the Company from January 1989 to August 1992, President and Chief Executive Officer of LCI from 1985 to 1992 and Senior Executive Vice President of Lafarge S.A. from August 1989 to 1992. He served as President and Chief Operating Officer of the Company from 1987 to 1989, as Executive Vice President of the Company from 1983 to 1987 and as Executive Vice President of Lafarge S.A. from 1983 to August 1, 1989. Mr. Murdoch is also a director of Lafarge S.A., LCI and Usinor Sacilor S.A. He has served as a director of the Company since 1987.

BERTIN F. NADEAU, Chairman of the Board and Chief Executive Officer of GescoLynx Inc. (a private holding company). Mr. Nadeau has served in such capacity since September 30, 1994. He was also Chairman of the Board, President and Chief Executive Officer of Unigesco Inc. from 1982 to September 1994 and Chairman of the Board of Unigesco's affiliate, Univa Inc. (a marketer and distributor in the food sector) from October 1989 to July 1993. Mr. Nadeau, age 55, is also a director of Sun Life Assurance Company of Canada. He has served as a director of the Company since 1988.

JOHN M. PIECUCH, Group Executive Vice President of Lafarge S.A. Mr. Piecuch, age 47, has served as Group Executive Vice President of Lafarge S.A. since July 1, 1994. He served as Senior Executive Vice President of the Company from 1992 to June 30, 1994 and as Executive Vice President of the Company from 1989 to 1992. He has served as a director of the Company since August 1, 1994.

JOHN D. REDFERN, Vice Chairman of the Board of the Company Mr. Redfern has served as Vice Chairman of the Board of the Company since January 1989 and as Chairman of the Board of LCI since 1984.

Mr. Redfern served as Chairman of the Board of the Company from 1985 until January 1989, as President and Chief Executive Officer of the Company from 1983 until 1985 and as Chief Executive Officer of LCI from 1977 to 1985. Mr. Redfern, age 60, is also a director of LCI and Montreal Trust Company. He has served as a director of the Company since 1983.

JOE M. RODGERS, Chairman, The JMR Group (investment company). Mr. Rodgers, age 62, served as the United States Ambassador to France from 1985 until 1989. He is also a director of AMR Corporation/American Airlines, Inc., BellSouth Telecommunications, Inc., The Freedom Forum First Amendment Center, Inc., Gaylord Entertainment Company, Gryphon Holdings Inc., SunTrust Bank, Nashville, N.A., Thomas Nelson, Inc., Tractor Supply Company and Willis Corroon Group plc. He has served as a director of the Company since 1989.

MICHEL ROSE, President and Chief Executive Officer of the Company and Senior Executive Vice President of Lafarge S.A. Mr. Rose, age 53, has served as President and Chief Executive Officer of the Company since September 1, 1992 and as Senior Executive Vice President of Lafarge S.A. since 1989. He served as Chairman and Chief Executive Officer of Orsan S.A., a subsidiary of Lafarge S.A., from 1987 to 1992. From 1985 to 1987, he was Vice Chairman of Orsan. He has served as a director of the Company since 1992.

RONALD D. SOUTHERN, Chairman of the Board and Chief Executive Officer of ATCO Ltd. (a diversified industrial company) and Chairman of the Board and Chief Executive Officer of Canadian Utilities Limited (a utility company). Mr. Southern has served ATCO Ltd. as Chairman of the Board since May 1990 and as CEO since 1984. He was also President of such company from August 1988 until the end of 1993. He has been Chairman of the Board of Canadian Utilities Limited since 1980 and he became CEO of such company in January 1994. Mr. Southern, age 65, is also a director of Canadian Pacific Limited, Canadian Airlines Corporation, Fletcher Challenge Limited, Fletcher Challenge Canada Limited, Royal Insurance Company Limited, Xerox Canada Inc., Chrysler Canada Ltd., and Imasco Limited. He has served as a director of the Company since 1985.

EDWARD H. TUCK, Counsel to the law firm Shearman and Sterling. Mr. Tuck, age 68, served as President of the French-American Foundation from 1987 to March 1, 1995. He was a partner in Shearman and Sterling from 1962 to 1987. He is a director of Commercial Bank (New York). He has served as a director of the Company since 1987.

     There is no family relationship between any of the nominees or between any of the nominees and any executive officer of the Company or any of its subsidiaries. For information regarding certain business relationships between certain nominees and the Company, see "Executive Compensation -- Transactions with Management and Others".

                             EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Management Development and Compensation Committee of the Board of Directors (the "Compensation Committee") and, with respect to stock-based compensation, the Stock Option Committee of the Board of Directors (the "Stock Option Committee"). In 1995, the Compensation Committee and Stock Option Committee were both comprised of the same directors, none of whom is an employee of the Company. All decisions made by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. In accordance with applicable U.S. securities laws, all decisions relating to awards to employees under the Company's Stock Option Plan are made solely by the Stock Option Committee.

     The following is a report submitted by members of the Compensation Committee and Stock Option Committee, addressing the Company's compensation policy as it related to the executive officers for fiscal 1995.

              REPORT TO SHAREHOLDERS BY THE MANAGEMENT DEVELOPMENT
                AND COMPENSATION COMMITTEE AND THE STOCK OPTION
                 COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS

                  TO THE SHAREHOLDERS OF LAFARGE CORPORATION:

COMPENSATION POLICY

     The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate competitive levels of annual base compensation with bonuses based upon corporate performance and individual initiatives and performance. This annual cash compensation, together with the payment of equity-based, incentive compensation, is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company. All executive officers and certain key managers participate in the Company's incentive compensation plans.

     For 1995, the Company's executive compensation program consisted primarily of (i) base salary adjusted from the prior year, (ii) a bonus opportunity, based upon the performance measurements described below, and (iii) options granted under the Company's Stock Option Plan.

     Base Salary. In establishing base salaries for executive officers of the Company, the Company participates in executive compensation surveys with other construction materials and cement companies in the United States and Canada, reviews market data of general industry companies of similar size, and utilizes Hay & Associates, independent compensation consultants. The comparison group utilized by Hay & Associates for the Company for cash compensation matters generally includes industrial companies with annual sales in excess of $1 billion, that employ more than 1,000 full time employees, with a unionized labor force, which have been profitable over the most recent two to three year period and which participate in the Hay & Associates compensation survey. Individual performance among the companies included in the comparison group is not separately evaluated. None of the six companies in the peer group index constructed by the Company for the performance graph which appears on page 16 of this proxy statement is a participant in the Hay & Associates survey and therefore none of them is included in the comparison group utilized by Hay & Associates for the Company.

     The Company annually sets base salary targets, or midpoints, for each of its executives, including the President and Chief Executive Officer, at levels within the range of those persons holding comparably responsible positions at other companies in the Company's comparison group. Such midpoints are established based upon a point system devised by the Company's consultants to assign a value for each executive office, taking into account the various responsibilities and duties of the specific position. Due to Lafarge's long-term approach to compensation and the cyclical nature of the Company's business, historically a greater percentage of the annual compensation (base salary plus bonus) paid to executive officers has been represented by the salary component. Consequently, the Company has paid slightly higher base salaries and lower annual bonuses than other companies in its comparison group. However, the annual cash compensation targets for the Company's executive officers have generally been set at the middle point of the range for annual cash compensation totals in the comparison group.

     Salaries for executive officers are reviewed by the Board's Management Development and Compensation Committee (the "Compensation Committee") in the first quarter of each year and may be increased at that time on the basis of the individual performance of the executive, as evaluated by senior management, the Company's expected financial performance, and changes in competitive pay levels. An annual overall budget of salary increases for the year is prepared, based upon the Company's expected financial performance and taking into consideration the expected pay increases, if any, indicated by the various industry surveys and the Company's compensation consultant. The Compensation Committee then utilizes this budget in establishing salaries based upon management's evaluation of each officer's prior year's performance. In 1995, in view of the Company's long-term compensation objectives and improvements in the Company's financial results, the budgeted salary increases were comparable to projected salary increases for the comparison group utilized by Hay & Associates for the Company.

     The base salary of $450,000 for the President and Chief Executive Officer was established in accordance with the policies established for all executive officers and was slightly below the midpoint of the range for persons holding comparable positions at other companies in the comparison group. The Chairman of the Board reviews on an annual basis the Chief Executive Officer's performance and makes a salary recommendation which is acted upon by the Compensation Committee. The increase in Mr. Rose's salary for 1995 was based upon Mr. Rose's performance during 1994, including his leadership role with respect to the Company's improved financial performance in 1994 and the Company's strategic repositioning that commenced in 1993 and continued throughout 1995. The 1995 salaries of the other executive officers of the Company listed in the Summary Compensation Table on page 13 of this proxy statement (the "named executive officers") ranged from approximately 79% to 106% of the midpoints established with respect to each of such positions.

     Annual Incentives. The Company has an annual bonus plan that provides for the payment of bonuses to certain executive officers and key managers contingent upon the achievement of certain financial targets and/or individual objectives. The bonus plan is intended to reward the accomplishment of corporate objectives, reflect the Company's priority on maximizing earnings, and provide a fully competitive compensation package which will attract, reward and retain quality individuals. Under the plan, one-half of the total bonus opportunity for a participant is based upon the attainment of financially based Company performance objectives and one-half of the total bonus opportunity is based upon the achievement of individual objectives. If both the Company and individual performance objectives are attained or surpassed, participants will be eligible to receive maximum amounts ranging from 15% to 70% of their base salary, depending upon their position with the Company.

     Financially based performance objectives measure the Company's performance for the year against certain return on equity and return on net asset criteria. Subjective performance criteria are used to evaluate each officer's individual performance with respect to the individual objectives defined for such officer at the beginning of each year. Individual objectives may include the performance of a specific division or product line for which an officer is responsible, the reduction of Company or division expenses or debt, or other specific tasks or goals, and typically include a series of non-quantifiable objectives.

     Annual incentives are paid only upon the achievement of either financial performance objectives or individual performance objectives for the year. Because of the Company's improved earnings performance, financial performance bonuses were paid with respect to 1995 in amounts in the range of 19% to 27% of the salaries of the Chief Executive Officer and the named executive officers. The individual performance bonuses paid to these persons with respect to 1995 were in the range of 20% to 28% of such salaries.

     Mr. Rose's total bonus amount was equal to approximately 55% of his salary. The Company performance objective on which a portion of such bonus was based was the achievement by the Company of return on equity targets specified by the Compensation Committee. The factors considered by the Compensation Committee in determining the portion of the bonus based on individual objectives included his leadership role with respect to the Company's improved financial performance in 1995.

     Long-Term Incentives. Long-term incentive awards strengthen the ability of the Company to attract, motivate and retain executives of superior capability and more closely align the interests of management with those of shareholders. Long-term awards granted in 1995 consisted of non-qualified stock options granted under the Company's Stock Option Plan. Unlike cash, the value of a stock option will not be immediately realized and does not result in a current expense to the Company. Stock options are granted at the prevailing market value and will have value only if the Company's stock price increases, resulting in a commensurate benefit for the Company's shareholders. Generally, grants may vest in equal amounts over four years. Executives generally must be employed by the Company or an affiliate of the Company at the time of vesting.

     The Board's Stock Option Committee (the "Stock Option Committee") considers on an annual basis the grant of options to executive officers and key managers. The number of options granted is generally based upon the position held by a participant and the Stock Option Committee's subjective evaluation of such participant's contribution to the Company's future growth and profitability. In accordance with the policy maintained by the Stock Option Committee, the total number of options granted annually under the Company's stock option program represents less than 1% of the approximately 67,000,000 outstanding shares of common stock of the Company (including LCI Exchangeable Shares). Generally, the grant of options is an annual determination, but the Stock Option Committee may consider the size of past awards and the total amounts outstanding in making such a determination. In 1995 the Stock Option Committee granted to Mr. Rose options to purchase 35,000 shares of the Company's common stock based upon the foregoing factors.

     Lafarge S.A., the Company's principal shareholder, has advised the Company that it intends to grant to certain executive officers of the Company options to purchase shares of Lafarge S.A. stock from time to time, in recognition of their contributions to the overall performance of Lafarge S.A. and its affiliated companies. Lafarge S.A. did not grant any options to executive officers of the Company in 1995. Options granted by Lafarge S.A. are not considered by the Stock Option Committee in determining the number of options to be granted by the Company.

     The Compensation Committee and the Stock Option Committee believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interests. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are rewarded commensurately. The Committees believe that compensation levels during 1995 adequately reflect the Company's compensation goals and policies.
March 1, 1996

 MANAGEMENT DEVELOPMENT AND COMPENSATION
                COMMITTEE                          STOCK OPTION COMMITTEE
ALONZO L. MCDONALD, Chairman                       ALONZO L. MCDONALD, Chairman
THOMAS A. BUELL                                    THOMAS A. BUELL
CLAUDINE B. MALONE                                 CLAUDINE B. MALONE
JOHN D. REDFERN                                    JOHN D. REDFERN
RONALD D. SOUTHERN                                 RONALD D. SOUTHERN

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Of the five directors who constitute both the Compensation Committee and the Stock Option Committee, only John D. Redfern has been an officer of the Company and of LCI. Mr. Redfern's current and previous positions with the Company and LCI are described under "Election of Directors".

     Mr. Buell, a director of the Company, is a director of B.C. Gas Utility from which LCI purchased natural gas ($4,959,000) in 1995. Mr. Southern, a director of the Company, is Chairman of the Board and Chief Executive Officer of ATCO Ltd. from which LCI purchased natural gas ($531,000) in 1995 and he is also a director of Canadian Pacific Limited from which LCI purchased railroad transportation ($5,773,000) in 1995. All of these purchases were made in the ordinary course of business.

     In 1995, Mr. Redfern was paid consulting fees by the Company and LCI in the respective amounts of $916 and $17,400. Such payments ceased on June 30, 1995. The Company maintains pension management and trust relations with Montreal Trust Company of which Mr. Redfern is a director.

SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to the Chief Executive Officer and the four executive officers of the Company who were the most highly compensated for the year ended December 31, 1995 who were serving as executive officers at year end.

                                                                               LONG-TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                                                              ------------
                                                                               SECURITIES
                                           ANNUAL COMPENSATION                 UNDERLYING
                               --------------------------------------------      STOCK
          NAME AND                                           OTHER ANNUAL       OPTIONS         ALL OTHER
     PRINCIPAL POSITION        YEAR    SALARY     BONUS     COMPENSATION(1)     (SHARES)     COMPENSATION(1)
-----------------------------  ----   --------   --------   ---------------   ------------   ---------------
Michel Rose                    1995   $450,000   $246,700                        35,000        $ 13,624(3)
  President and Chief          1994    425,000    205,700      $22,248(2)        35,000          16,537(3)
  Executive Officer of
  Lafarge Corp.;               1993    405,000    187,000                        10,000          18,634(3)
  President and Chief
  Executive Officer of LCI
Edward T. Balfe                1995    228,000     98,600                        20,000          28,994(4)
  Executive Vice President     1994    198,428     94,800          467(2)        15,000          73,893(4)(5)
  and President,               1993    143,936     45,340                        10,000           1,522(4)
  Construction Materials
Jean-Pierre Cloiseau(6)        1995    220,500    103,700                        15,000          16,293(7)
  Executive Vice President     1994    210,000     86,700          467(2)        20,000          21,408(7)
  and Chief Financial Officer  1993    190,500     71,800                        20,000          20,976(7)
Duncan Gage                    1995    217,000     80,000                        15,000          39,562(8)(9)
  Executive Vice President     1994    200,000     76,000                        15,000         213,074(8)(10)
  and President, U.S. Cement   1993    186,500     65,200                        10,000          25,964(8)(11)
  Region
Thomas Tatum                   1995    173,900     68,100                        10,000          19,284(12)
  Senior Vice President        1994    168,000     55,600                        15,000          17,519(12)
  Human Resources              1993    159,600     50,700                        15,000          13,694(12)

---------------

(1) Excludes perquisites and other benefits, unless the aggregate amount of such benefits exceeded the lesser of $50,000 or 10 percent of the total of annual salary and bonus reported for the named executive officer.

(2) This amount was paid as a tax equalization payment to reimburse the indicated officer for taxes and related expenses which he paid to the Canadian revenue authorities as a result of his performance of services in Canada (such payment being equal to the difference between the total tax paid in both the U.S. and Canada and the tax that would have been paid if only a U.S. tax return had been required, plus tax return preparation fees).

(3)  Includes $11,284 (1995), $13,613 (1994) and $15,329 (1993) contributed or allocated by the Company to Mr. Rose's account under the Company's Thrift Savings Plan and Thrift Savings Restoration Plan (including interest earned) and $2,340 (1995), $2,924 (1994) and $3,305 (1993) in term life insurance premiums paid by the Company.

(4) Includes $10,794 (1995) and $4,722 (1994) contributed by the Company to Mr. Balfe's account under the Company's Thrift Savings Plan and Thrift Savings Restoration Plan (including interest earned); $1,423 (1995), $1,402 (1994) and $1,522 (1993) in term life insurance premiums paid by the Company; and $16,777 (1995) and $9,125 (1994) of interest that would have been payable by him on his interest free loan if the Company did require interest payments (calculated at the average prime rate for the year).

(5) Includes moving expenses of $58,644 in connection with Mr. Balfe's relocation from Canada to corporate headquarters in Virginia.

(6)  Mr. Cloiseau's employment with the Company terminated on December 31, 1995.

(7)  Includes $11,142 (1995), $13,613 (1994) and $13,684 (1993) contributed or allocated by the Company to Mr. Cloiseau's account under the Company's Thrift Savings Plan and Thrift Savings Restoration Plan (including interest earned); $1,376 (1995), $1,445 (1994) and $1,554 (1993) in term life insurance premiums paid by the Company; and $3,775 (1995), $6,350 (1994) and $5,738 (1993) of interest that would have been payable by him on his interest free loan if the Company did require interest payments (calculated at the average prime rate for the year).

(8)  Includes $11,125 (1995), $13,613 (1994) and $10,775 (1993) contributed or allocated by the Company to Mr. Gage's account under the Company's Thrift Savings Plan and Thrift Savings Restoration Plan (including interest earned); $1,354 (1995), $1,376 (1994) and $1,518 (1993) in term life insurance premiums paid by the

     Company; and $17,071 (1995) and $4,743 (1994) of interest that would have been payable by him on his interest free loan if the Company did require interest payments (calculated at the average prime rate for the year).

 (9) Includes moving expenses of $10,012 relating to his relocation in 1994.

(10) Includes moving expenses of $193,342 in connection with Mr. Gage's two relocations in 1994, the first from Texas to corporate headquarters in Virginia and the second from Virginia to the U.S. cement region headquarters in Michigan.

(11) Includes moving expenses of $13,671 relating to his relocation from Dallas to Houston in 1992.

(12) Includes $10,675 (1995), $9,884 (1994) and $6,746 (1993) contributed or allocated by the Company to Mr. Tatum's account under the Company's Thrift Savings Plan and Thrift Savings Restoration Plan (including interest earned); $1,086 (1995), $1,048 (1994) and $997 (1993) in term life insurance premiums paid by the Company; and $7,523 (1995), $6,587 (1994) and $5,951 (1993) of interest that would have been payable by him on his interest free loan if the Company did require interest payments (calculated at the average prime rate for the year).

OPTION EXERCISES AND YEAR END VALUES

     The following table shows information with respect to unexercised options to purchase the Company's Common Stock granted under the Company's Stock Option Plan to the Chief Executive Officer and the four most highly compensated executive officers and held by them at December 31, 1995. None of these officers exercised any stock options during 1995.

                                                                                          VALUE OF UNEXERCISED
                                               NUMBER OF UNEXERCISED                      IN-THE-MONEY OPTIONS
                                           OPTIONS AT DECEMBER 31, 1995                  AT DECEMBER 31, 1995(1)
                                          -------------------------------            -------------------------------
                 NAME                     EXERCISABLE       UNEXERCISABLE            EXERCISABLE       UNEXERCISABLE
---------------------------------------   -----------       -------------            -----------       -------------
Michel Rose                                  28,750             73,750                $ 102,500           $80,313
Edward T. Balfe                              41,750             38,750                  130,813            37,500
Jean-Pierre Cloiseau                         52,250             43,750                  151,063            54,063
Duncan Gage                                  32,000             33,750                   78,406            34,375
Thomas W. Tatum                              31,250             31,250                   99,063            38,438

---------------

(1) Based on the closing price on the New York Stock Exchange of the Company's Common Stock on December 31, 1995 ($18.63).

OPTION GRANTS

     The following table shows information with respect to grants of stock options pursuant to the Company's 1993 Stock Option Plan during 1995 to the Chief Executive Officer and the other named executive officers. No stock appreciation rights were granted under the Plan during 1995.

                                                                                                POTENTIAL REALIZABLE VALUE
                                NUMBER OF                                                         AT ASSUMED ANNUAL RATES
                               SECURITIES            OPTION GRANTS IN LAST FISCAL YEAR                OF STOCK PRICE
                               UNDERLYING      ---------------------------------------------         APPRECIATION FOR
                                 OPTIONS        PERCENTAGE OF                                         OPTION TERM(2)
                               GRANTED(1)       TOTAL OPTIONS       EXERCISE      EXPIRATION    ---------------------------
           NAME                    (#)         GRANTED IN 1995    PRICE ($/SH)       DATE           5%              10%
---------------------------   -------------    ---------------    ------------    ----------    ----------       ----------
Michel Rose                       35,000             7.2%            $18.00         2-06-05      $ 396,200       $1,004,150
Edward T. Balfe                   20,000             4.1              18.00         2-06-05        226,400          573,800
Jean-Pierre Cloiseau              15,000             3.1              18.00         2-06-05        169,800          430,350
Duncan Gage                       15,000             3.1              18.00         2-06-05        169,800          430,350
Thomas W. Tatum                   10,000             2.1              18.00         2-06-05        113,200          286,900

---------------
(1) All of the options granted become exercisable in annual increments of 25% beginning one year after the date of grant.

(2) These assumed 5% and 10% rates of stock price appreciation are specified by the proxy rules and do not reflect expected actual appreciation. The amounts shown represent the assumed value of the stock options (less exercise price) at the end of the ten year period beginning on the date of grant and ending on the option expiration date. Based on a ten year period beginning February 6, 1995 with the closing price on the New York Stock Exchange of the Company's Common Stock of $18.00, a share of the Company's Common Stock would have a value on February 6, 2005 of approximately $29.32 at an assumed appreciation rate of 5% and approximately $46.69 at an assumed appreciation rate of 10%.

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Wilshire 5000 Index (a broad market equity index) and with the cumulative total return of a group of peer companies in the construction materials and cement industry selected by the Company for the period of five years commencing December 31, 1990 and ended December 31, 1995. The companies in the peer group index constructed by the Company are as follows: St. Lawrence Cement, Inc., Texas Industries, Inc., Southdown, Inc., Vulcan Materials Company, CalMat Co. and Medusa Corporation.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
         AMONG LAFARGE CORPORATION, WILSHIRE 5000 INDEX AND PEER GROUP

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)           LAFARGE      WILSHIRE 5000   PEER GROUP**
1990                                    100.00          100.00          100.00
1991                                     95.00          134.21          113.92
1992                                    117.00          146.24          135.99
1993                                    184.59          162.74          186.66
1994                                    145.55          162.59          172.21
1995                                    155.99          221.91          213.08

 * Assumes $100 invested on December 31, 1990 in Lafarge Corporation Common Shares, Wilshire 5000 Index and Peer Group Index (constructed by the Company as described above). Total return assumes reinvestment of dividends.

** Includes St. Lawrence (converted to U.S. currency at a constant rate), Southdown, Medusa, TXI, Vulcan and CalMat.

RETIREMENT PLANS

     The Company has a trusteed noncontributory defined benefit pension plan for salaried U.S. employees. The normal retirement age of participants is 65. The amount of retirement income available to participants under the plan is based upon the years of credited service (not in excess of 35) and final average earnings, which is defined to be the average of the highest annual earnings (which includes salary, bonus and overtime payments) for any 60 consecutive months during the last 120 months of employment. The annual retirement income for each year of credited service is equal to 1.50% of the final average earnings, less 1.50% of annual primary social security benefits. A participant's accrued benefit under the plan is fully vested on the date on which such participant completes five years of service under the plan.

     Certain U.S.-domiciled executives of the Company are participants in a supplemental executive retirement plan (the "SERP") which supplements their benefits under the Lafarge Corp. retirement plan. The SERP will not be funded in advance for payment of future benefits; the general assets of the Company are the source of funds for the SERP. Pursuant to the SERP, the annual retirement income for each year of credited services for selected executives will be increased from that stated above to 1.75% of final average earnings, less 1.5% of annual primary social security benefits. Further, under the SERP, pension payments will be permitted in excess of the limit of $90,000 per year (as increased annually according to U.S. Internal Revenue Service rules) applicable under the Lafarge Corp. retirement plan. Mr. Cloiseau and Mr. Tatum are participants in the SERP.

     The table set forth below illustrates the amount of combined annual pension benefits payable under the Lafarge Corp. retirement plan and the SERP to participants in specified average annual earnings and years-of-service classifications, without taking into account offsets for primary social security benefits.

                               PENSION PLAN TABLE

                 FIVE-YEAR                                       ANNUAL PENSION
                  AVERAGE                              COVERED YEARS OF SERVICE AT AGE 65
                   ANNUAL                     ----------------------------------------------------
                  EARNINGS                    15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
--------------------------------------------  --------   --------   --------   --------   --------
$50,000.....................................  $ 13,125   $ 17,500   $ 21,875   $ 26,250   $ 30,625
100,000.....................................    26,250     35,000     43,750     52,500     61,250
150,000.....................................    39,375     52,500     65,625     78,750     91,875
200,000.....................................    52,500     70,000     87,500    105,000    122,500
250,000.....................................    65,625     87,500    109,375    131,250    153,125
300,000.....................................    78,750    105,000    131,250    157,500    183,750
350,000.....................................    91,875    122,500    153,125    183,750    214,375
400,000.....................................   105,000    140,000    175,000    210,000    245,000
450,000.....................................   118,125    157,500    196,875    236,250    275,625
500,000.....................................   131,250    175,000    218,750    262,500    306,250
550,000.....................................   144,375    192,500    240,625    288,750    336,875
600,000.....................................   157,500    210,000    262,500    315,000    367,500

     The years of service credited under the plan at March 1, 1996 to each individual named in the compensation table above who is a participant in the plan were as follows: Mr. Cloiseau -- 12 years and Mr. Tatum -- 28 years.

     Compensation of Directors. Directors of the Company who are also full-time employees of the Company or any subsidiary thereof receive no fees or remuneration for services as members of the Board of Directors or any committee of the Board. All other directors receive annual fees of $30,000 each, payable in quarterly installments, for their services as directors. In addition, such other directors receive an annual fee of $3,000 for each committee of the Board on which they serve (and an additional $3,000 per year for being chairperson of a committee), payable in quarterly installments. The Company also reimburses directors for travel, lodging and related expenses they may incur attending Board and committee meetings.

     The Company has adopted a plan which permits directors to defer the payment of directors' fees until their termination as members of the Board. Elections must be made prior to the date of the annual meeting of stockholders in each year and must specify the settlement option in the event of such termination (lump sum or annual installments over a period not to exceed 10 years). Deferred directors' fees under the plan bear interest computed quarterly at the average prime rate for the quarter.

     The Company has a retirement plan for directors of the Company who are not employees of the Company or any of its subsidiaries. Under the plan, an eligible director who is 70 years of age or older (or, with the approval of the Board Governance Committee, between the ages of 65 and 69) and has seven or more years of credited service as a director is entitled to receive upon his or her retirement from the Board of Directors an annual payment of $15,000 for the remainder of his or her life, and his or her surviving spouse is entitled to receive $7,500 per year for the remainder of his or her life following such director's death. Any nonemployee director who retires from the Board prior to age 70, who is 55 years of age or older and has three or more years of credited service is entitled under the plan to receive at retirement an annual payment of $15,000 per year for a period of time equal to his or her period of credited service as a director and, in the event of death prior to the end of such period, his or her surviving spouse shall be entitled to receive $7,500 per year for the balance of such period.

     Directors of LCI who are also full-time employees of the Company or any of its subsidiaries receive no fees or remuneration for services as members of the Board of Directors or any committee of the Board. All other directors of LCI are compensated for their services by payment of a retainer of Cdn. $12,000 per annum, payable semi-annually, plus Cdn. $800 for each meeting attended. In addition, such other directors receive Cdn. $800 for each committee meeting attended. Directors are reimbursed for costs of travel, meals and lodging incurred in connection with attendance at meetings. LCI does not provide any pension plan or plan of deferred compensation for directors. LCI has three directors who are not full-time employees of the Company or any of its subsidiaries.

     In addition to the directors' fees described above, John D. Redfern receives an annual stipend of $12,000 for serving as Vice Chairman of the Board of the Company, an annual stipend of Cdn. $20,000 for serving as Chairman of the Board of LCI, and consulting fees from both the Company and LCI. In 1995, Mr. Redfern was paid consulting fees by the Company and LCI in the respective amounts of $916 and $17,400.

     Directors who are not officers or employees of the Company or any subsidiary are entitled to receive certain automatic grants of stock options under the Company's 1993 Stock Option Plan ("Director Options"). Nonemployee directors each were granted an option for 5,000 shares in February, 1995 and each future nonemployee director will automatically receive a one-time grant of an option for 5,000 shares at the time of election or appointment to the Board of Directors. In February of each year, each nonemployee director automatically is granted an option for 1,000 shares. A nonemployee director may not be granted Director Options for more than 20,000 shares. The exercise price per share is 100% of the per share fair market value of the Company's Common Stock on the option grant date.

     The vesting schedule for Director Options is based on the years of service by the director on the Board of Directors. If a nonemployee director has served on the Board continuously for more than four years at the time of option grant, then the Director Option will be fully vested on the date of grant. If the nonemployee director has served on the Board for less than four years at the time of option grant, then the Director Option will be vested at the date of grant with respect to one-fourth of the shares for each continuous full year of service on the Board prior to the grant date and will vest with respect to one-fourth of the shares on each subsequent anniversary of the date of commencement of the nonemployee director's service on the Board, so that the option will be fully vested as to all of the underlying shares on the date which is four years from such date of commencement. A Director Option will expire and become null and void no later than the first to occur of (i) 10 years from the grant date, (ii) three years from the date of termination of the director's service on the Board of Directors by reason of death or retirement under the normal or early retirement provisions of any retirement plan maintained by the Company for nonemployee directors or (iii) three months from the date of termination of the director's service on the Board of Directors for any reason other than death or retirement as described in clause (ii). If, however, the director's service is terminated by reason of his (i) fraud or intentional misrepresentation or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any affiliate, his or her Director Options will expire and become null and void immediately.

INDEBTEDNESS OF MANAGEMENT

     The Company and LCI have extended non-interest bearing loans to certain of their officers for the purpose of assisting in the purchase of housing in the course of relocations. With respect to loans with an outstanding balance in excess of $60,000 at any time during 1995, the largest aggregate amount of such indebtedness outstanding during 1995 and the amount thereof outstanding as of December 31, 1995, respectively, were as follows with respect to the following individuals: Bertrand P. Collomb, Chairman of the

Board -- $99,212, $91,328; John M. Piecuch, former Senior Executive Vice President and President -- Construction Materials -- $141,667, $131,677; Edward
T. Balfe, Executive Vice President and President, Construction
Materials -- $195,000, $185,000; Duncan Gage, Executive Vice President and President -- U.S. Cement Operations, $198,333, $188,333; H.L. Youngblood, Senior Vice President and President -- Western Cement Region, $75,746, $72,374; Jean-Pierre Cloiseau, former Executive Vice President and Chief Financial Officer, $85,500, $0; Thomas W. Tatum, Senior Vice President -- Human Resources, $88,696, $81,700; John C. Porter, Vice President and Controller, $79,167, $74,166.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     The Company, LCI, and Lafarge S.A. are parties to two agreements concerning the sharing of costs for research and development, strategic planning, human resources, communications activities and the use of certain trademarks. In 1995, the Company and LCI recorded expenses under these agreements for the approximate sums of $2,878,000 and Cdn. $3,383,000, respectively. The Company and LCI have entered into agreements with Lafarge S.A. under which Lafarge S.A. pays for certain services provided to Lafarge S.A. by the Company and LCI. In 1995, charges to Lafarge S.A. totaled approximately $286,000.

     During 1995, the Company and LCI purchased products from the Lafarge S.A. Group in the ordinary course of business. These purchases totaled approximately $26,558,000 and Cdn. $1,604,000 for the Company and LCI, respectively.

     Messrs. Collomb, Kasriel, Lefevre, Murdoch, Piecuch and Rose, directors of the Company, are also directors or officers of Lafarge S.A.

     In 1995, the Company paid Mr. Collomb a salary of $195,000 and Mr. Piecuch a salary of $159,000 for services provided to the Company.

     Mr. Buell, a director of the Company, is a director of B.C. Gas Utility from which LCI purchased natural gas ($4,959,000) in 1995. Mr. Southern, a director of the Company, is Chairman of the Board and Chief Executive Officer of ATCO Ltd. from which LCI purchased natural gas ($531,000) in 1995 and he is also a director of Canadian Pacific Limited from which LCI purchased railroad transportation ($5,773,000) in 1995. All of these purchases were made in the ordinary course of business.

     One of the banks with which the Company maintains banking and borrowing relations is the Canadian Imperial Bank of Commerce. Mr. Collomb, Chairman of the Board of the Company, is a director of the bank. The Company maintains pension management and trust relations with Montreal Trust Company. Mr. Redfern, Vice Chairman of the Board of the Company, is a director of Montreal Trust Company. Mr. Mitchell is a director of the Bank of Nova Scotia which owns Montreal Trust Company. Mr. Nadeau is a director of Sun Life Assurance Company which is an insurance provider to LCI. Mr. Cohen is a director of American International Group, Inc. which is an insurance provider to the Company.

                                    AUDITORS

     The firm of Arthur Andersen LLP audited the consolidated financial statements of the Company for the fiscal year ended December 31, 1995. Upon the recommendation of the Audit Committee, Arthur Andersen LLP has been appointed by the Board of Directors to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1996, and stockholder approval of such appointment is requested. While there is no legal requirement that this proposal be submitted to stockholders, it will be submitted at the meeting nonetheless, as the Board believes that the selection of auditors to audit the consolidated financial statements of the Company is of sufficient importance to seek stockholder approval. In the event the proposal is defeated, the Board will reconsider its appointment of auditors of the Company. It is expected that one or more representatives of Arthur Andersen LLP will be present at the meeting and available to respond to appropriate questions. Such representatives will also have an opportunity to make a statement if they desire to do so.

     The Audit Committee of the Board of Directors is presently composed of Edward H. Tuck, Thomas A. Buell, Marshall A. Cohen, Bertin F. Nadeau and Joe M. Rodgers. The Audit Committee makes an annual recommendation to the Board of Directors as to the appointment of auditors of the Company for the ensuing fiscal year. The Audit Committee also reviews the results and scope of and the fees for the annual audit, reviews the financial statements and any significant transactions or events and any changes in accounting principles and practices with the auditors and reviews the internal controls and internal audit procedures and programs of the Company. The Audit Committee held two meetings in 1995.

                                 OTHER MATTERS

     Management of the Company does not intend to present any other matters at the meeting and knows of no other matters which will be presented. However, if any other matters come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS

     The 1997 annual meeting of stockholders of the Company is scheduled to be held during the first week of May 1997. In order to be considered for inclusion in the proxy material for that meeting, stockholder proposals must be received at the Company's principal executive office not later than November 27, 1996.

FORM 10-K ANNUAL REPORT

     The Company will provide without charge to each person from whom a proxy is solicited by this proxy statement, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K, including the financial statements and the schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Section 13(a)(2) under the Exchange Act for the Company's most recent fiscal year. Requests should be directed to David C. Jones, Vice President -- Legal Affairs and Secretary, Lafarge Corporation, P.O. Box 4600, Reston, Virginia 22090.

                             LAFARGE CORPORATION
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Bertrand P. Collomb, John D. Redfern and Michel Rose (acting by a majority or if only one be present, by that one alone), and each of them, proxies with power of substitution in each, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Lafarge Corporation (the "Company") standing in the name of the undersigned on March 8, 1996, at the Annual Meeting of Stockholders to be held on May 7, 1996 in McLean, Virginia, and at any adjournment thereof and especially to vote on the items of business specified below, as more fully described in the Notice of the meeting dated March 25, 1996, and the proxy statement accompanying the same, receipt of which is hereby acknowledged.


1. Election of Directors; The nominees are:        Thomas A. Buell, Marshall A. Cohen, Bertrand P. Collomb, Bernard L. Kasriel,
   / / FOR all nominees      / / WITHHOLD          Jacques Lefevre, Paul W. MacAvoy, Claudine B. Malone, Alonzo L. MacDonald,
       listed to the right       AUTHORITY         David E. Mitchell, Robert W. Murdoch, Bertin F. Nadeau, John M. Piecuch, John
       (except as marked         to vote for all   D. Redfern, Joe M. Rodgers, Michel Rose, Ronald D. Southern, Edward H. Tuck.
       to the contrary)          nominees listed   INSTRUCTION: (To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

                                                   _____________________________________________________________________________

2. Approval of appointment of Arthur Andersen
   LLP as auditors of the Company.
   / / FOR    / / AGAINST    / / ABSTAIN

                                                                        (Continued, and to be signed and dated on reverse side)


                                                                            3. In their discretion, the Proxies are authorized
                                                                               to vote on such other business as may properly come
                                                                               before the meeting or any adjournment thereof.



                                                                               Dated: _____________________________________,1996

                                                                               _________________________________________________

                                                                               _________________________________________________

                                                                               _________________________________________________
                                                                                         Signature(s) of Stockholder(s)

                                                                               This Proxy should be signed exactly as your name
                                                                               appears hereon. Joint owners should both sign. If
                                                                               signed as attorney, executor, guardian, or in some
                                                                               other representative capacity, or as officer of a
                                                                               corporation, please indicate your capacity or title.

Please complete, date and sign this proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States.